UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 1445 - 885 W. Georgia Street, Vancouver, B.C. Canada	V6C 3E8
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 13, 2024, InMed Pharmaceuticals Inc. (the “Company”) entered into that certain Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (the “Investor”), pursuant to which the Company has the right to sell to the Investor up to $10 million in the aggregate (the “Commitment Amount”) of its common shares, no par value (the “Common Shares”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the commitment term of the SEPA. Sales of the Common Shares to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option and discretion, and the Company is under no obligation to sell any of its Common Shares to the Investor under the SEPA.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement (the “Registration Statement”) registering the resale of the Common Shares issuable under the SEPA declared effective by the United States Securities and Exchange Commission, the Company will have the right, but not the obligation, from time to time at its discretion (until the SEPA is terminated) to direct the Investor to purchase a specified number of Common Shares (in each case, an “Advance”) by delivering written notice to the Investor ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the “Maximum Advance Amount,” which is defined in the SEPA as the lower of: (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount during each of the five (5) Trading Days immediately preceding an Advance Notice, or (ii) such number of Common Shares equal to $1 million as of the date of each Advance Notice (determined based on the last closing price of the Common Shares on the Principal Market prior to delivery of such Advance Notice or such other amounts as the Parties may agree upon from time to time in accordance with terms hereof).

The Common Shares purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the Common Shares during the three consecutive Trading Days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject Trading Day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to the Investor. “VWAP” is defined in the SEPA as the daily volume weighted average price of the Common Shares on the Principal Market, for such period as reported by Bloomberg L.P. through its “AQR” function.

The Company will control the timing and amount of any sales of Common Shares to the Investor. Actual sales of Common Shares to the Investor under the SEPA will depend on a variety of factors to be determined by the Company and its management from time to time, which may include, among other things, market conditions, the trading price of the Common Shares and determinations by the Company and its management as to the appropriate sources of funding for the Company’s business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) January 1, 2027 or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for Common Shares equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five Business Days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which Common Shares need to be issued. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or the Investor other than by an instrument in writing signed by both parties.

As consideration for the Investor’s commitment to purchase the Common Shares pursuant to the SEPA, the Company paid the Investor a structuring fee in the amount of $25,000 and agreed to pay the Investor a commitment fee in an amount equal to 2.50% of the Commitment Amount (the “Commitment Fee”) of which (a) 25% of the Commitment Fee shall be paid in cash within three Business Days of the Effective Date, and (b) the remaining 75% of the Commitment Fee (the “Deferred Fee”) shall be paid in three equal quarterly installments beginning on the 3-month anniversary of the Effective Date, with each such installment to be paid at the Company’s option either in cash or by the issuance to the Investor of such number of Common Shares that is equal to such portion of the Deferred Fee divided by the lowest daily VWAP of the Common Shares during the three consecutive Trading Days immediately prior to the due date of such installment.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the SEPA were made only for purposes of the SEPA and as of specific dates, were solely for the benefit of the parties to the SEPA and may be subject to limitations agreed upon by the parties.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its Common Shares to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Common Shares, nor shall there be any sale of Common Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing is solely a summary of the material terms of the SEPA, does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety in all respects by reference to the SEPA, a copy of which is filed as 10.1 to this Current Report on Form 8-K. All capitalized terms used but not defined in this Item 1.01 have the meanings ascribed to them in the SEPA.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Investor represented to the Company in the SEPA, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Common Shares referred to in this Current Report on Form 8-K, once issued and sold, are being issued and sold by the Company to the Investor in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or the safe harbor set forth under Rule 506 of Regulation D of the Securities Act. The Common Shares referred to in Item 1.01 of this Current Report on Form 8-K have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On December 17, 2024, the Company issued a press release announcing that the Company had entered into the SEPA with the Investor.

The information set forth in this Item 7.01, including Exhibits 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
10.1	Standby Equity Purchase Agreement, dated December 13, 2024, between InMed Pharmaceuticals Inc. and YA II PN, Ltd.
99.1	News release, dated December 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: December 17, 2024	By:	/s/ Eric A Adams
Eric A Adams
President & CEO

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